INDEPENDENT AUDITORS' CONSENT

Board of Directors
First National Corporation

         We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by First National Corporation in connection with the First National Corporation Incentive Stock Option Plan of 1996 of our Report dated January 27, 1997, included in First National Corporation's 10-K for the year ended December 31, 1996.

                                             s/J. W. Hunt and Company, LLP
                                             J. W. Hunt and Company, LLP

Columbia, South Carolina
April 28, 1997

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